New York Mortgage Trust Reports
First Quarter 2016 Results

NEW YORK, NY - May 3, 2016 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three months ended March 31, 2016.

Summary of First Quarter 2016:

•	Net income attributable to common stockholders of $13.7 million, or $0.13 per share.

•	Portfolio net interest income of $18.1 million and net interest margin of 333 basis points.

•	Sold distressed residential loans with a carrying value of $34.0 million for aggregate proceeds of $39.5 million, which resulted in realized gains of $5.5 million.

•	Repaid outstanding FHLBI advances and outstanding notes from our 2013 distressed residential loan securitizations.

•	Book value per common share of $6.49 at March 31, 2016, delivering an annualized economic return of 11.6%.

•	Declared first quarter dividend of $0.24 per common share that was paid on April 25, 2016.

Subsequent Developments:

On April 15, 2016, the Company closed on a securitization transaction that involved the issuance and sale of $177.5 million of Class A Notes representing beneficial ownership in a pool of performing and re-performing seasoned mortgage loans. The Company holds 5% of the Class A Notes issued, which resulted in gross proceeds to the Company from the sale of the remaining Class A Notes of approximately $167.7 million.

On May 3, 2016, the Company entered into a Membership Interest Purchase Agreement with the members of RiverBanc LLC ("RiverBanc"), an investment management firm that manages over $400 million of direct and indirect investments in multifamily apartment properties on behalf of both public and private institutional investors, including the Company.  The Company currently owns a 20% interest in RiverBanc. Pursuant to the agreement, the Company will acquire the remaining 80% membership interests in RiverBanc for aggregate cash consideration of approximately $24 million. In connection with the closing of the acquisition, Kevin Donlon, the founder and chief executive officer of RiverBanc, will become the President of New York Mortgage Trust, Inc. The acquisition, which is subject to customary closing conditions, is expected to be completed during the second quarter of 2016.

Management Overview

Steven Mumma, NYMT’s Chairman, Chief Executive Officer and President, commented: "The first quarter continued to be a difficult environment for fixed income strategies as the 10-year U.S. Treasury notes hit six month lows at 1.65%, down from 2.30% at the end of 2015, then retracing back up over 2.00% before the end of the first quarter. Credit spreads continued to widen through February before showing signs of recovery in March and ending slightly tighter than spreads at December 31, 2015. Trading volumes and related opportunities decreased during the quarter as banks and other financial institutions adjust to the new regulatory capital requirements as well as the post Dodd-Frank Act proprietary trading limitations. While our earnings per share was negatively impacted by the realities of the environment, our portfolio performed well, delivering an 11.6% annualized economic return with less than a 1% decline in book value.
In light of the first quarter rate environment and disappointing economic activity, and the continued underperformance of our Agency RMBS portfolios, we began to reduce our portfolio exposure in this area. At the same time, we implemented a plan to increase our strategic investments in both residential and multi-family credit assets, where we see continued opportunity. We believe these combined actions will provide better risk adjusted returns in light of the current operating environment, and expect this transition to take place over the next several quarters as opportunities to redeploy are identified.
We are particularly enthused about our acquisition of the remaining interests of RiverBanc LLC, and believe that RiverBanc’s balanced approach to both fixed income and growth-oriented investments aligns well with our proven, stable and long-term investment strategy. This acquisition builds on the more than five years of successful partnership between our two companies, and provides us with a significant opportunity to further capitalize on, and enhance our competitive position in, the $2.5 trillion U.S. multi-family market. In RiverBanc, we have a trusted partner that is a leading asset manager with a proven track record of origination and credit underwriting. Moreover, we believe the multi-family investment expertise that RiverBanc founder Kevin Donlon will bring to our senior management team in his new role as President will significantly strengthen our ability to identify and secure future opportunities in this key area of our strategic portfolio moving forward."

Capital Allocation

The following tables set forth our allocated capital by investment type at March 31, 2016 and the related interest income, interest expense, weighted average yield, average cost of funds and net interest spread for the three months ended March 31, 2016 (dollar amounts in thousands):

Capital Allocation at March 31, 2016:
	Agency RMBS	Agency IOs	Multi-Family (1)	Distressed Residential Loans	Residential Securitized Loans	Other (2)	Total
Carrying Value	$531,572	$188,251	$473,745	$541,366	$113,186	$32,766	$1,880,886
Liabilities
Callable	(471,383)	(102,474)	(5,661)	(217,555)	—	(9,450)	(806,523)
Non-Callable	—	—	(83,471)	—	(110,023)	(45,000)	(238,494)
Hedges (Net) (3)	2,358	(19,555)	—	—	—	—	(17,197)
Cash (4)	5,316	28,934	719	—	—	22,101	57,070
Other	10,524	6,739	(1,599)	12,472	1,132	(30,002)	(734)
Net Capital Allocated	$78,387	$101,895	$383,733	$336,283	$4,295	$(29,585)	$875,008
% of Capital Allocated	9.0%	11.6%	43.9%	38.4%	0.5%	(3.4)%	100.0%

Net Interest Spread - Three Months Ended March 31, 2016:
Interest Income	$2,454	$3,637	$8,647	$8,858	$744	$86	$24,426
Interest Expense	(1,155)	(515)	(1,545)	(2,604)	(303)	(161)	(6,283)
Net Interest Income (5)	$1,299	$3,122	$7,102	$6,254	$441	$(75)	$18,143

Average Interest Earning Assets (6)	573,605	137,546	286,051	561,685	121,152	6,736	1,686,775
Yield on Average Interest Earning Assets (7)	1.71%	10.58%	12.09%	6.31%	2.46%	5.11%	5.79%
Less: Average Cost of Funds (8)	(0.95)%	(2.48)%	(7.29)%	(4.18)%	(1.05)%	—	(2.46)%
Net Interest Spread (9)	0.76%	8.10%	4.80%	2.13%	1.41%	5.11%	3.33%

(1)
The Company, through its ownership of certain securities has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s consolidated financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and interest income from, multi-family investments is included below in “Additional Information.”

(2)	Other includes non-Agency RMBS and mortgage loans held for sale and mortgage loans held for investment. Other non-callable liabilities consist of $45 million in subordinated debentures.

(3)	Includes derivative assets, derivative liabilities, payable for securities purchased and restricted cash posted as margin.

(4)
Includes $13.5 million held in overnight deposits in our Agency IO portfolio to be used for trading purposes. These deposits are included in the Company’s accompanying condensed consolidated balance sheet in receivables and other assets.

(5)	Net Interest Income excludes interest expense on our subordinated debentures.

(6)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(7)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our average Interest Earning Assets for the quarter.

(8)
Our Average Cost of Funds was calculated by dividing our annualized interest expense by our average interest bearing liabilities, excluding subordinated debentures for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(9)	Net Interest Spread is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the Weighted Average Cost of subordinated debentures.

Prepayment History

The following table sets forth the actual constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated. The change in prepayment rates from the fourth quarter of 2015 through the first quarter of 2016 had no significant impact on our net interest income.

Quarter Ended	Agency ARMs	Agency Fixed Rate	Agency IOs	Non-Agency RMBS	Residential Securitizations	Total Weighted Average
March 31, 2016	13.5%	7.9%	14.7%	12.9%	14.8%	12.7%
December 31, 2015	16.9%	8.5%	14.6%	15.3%	31.2%	14.7%
September 30, 2015	18.6%	10.5%	18.0%	12.5%	8.9%	15.1%
June 30, 2015	9.2%	10.6%	16.3%	12.5%	11.1%	13.3%
March 31, 2015	9.1%	6.5%	14.7%	15.5%	13.7%	11.5%
December 31, 2014	12.3%	6.5%	14.6%	13.7%	5.4%	11.1%
September 30, 2014	20.5%	9.2%	15.2%	18.7%	5.4%	13.1%
June 30, 2014	9.9%	6.7%	12.7%	10.5%	7.0%	10.1%
March 31, 2014	8.8%	5.2%	11.3%	9.7%	7.5%	8.8%

Earnings Summary

For the quarter ended March 31, 2016, we reported net income attributable to common stockholders of $13.7 million, an increase of $12.7 million from the fourth quarter of 2015.

The portfolio generated net interest income (net of the cost of subordinated debentures) of $18.1 million and net interest margin of 333 basis points, an increase of $1.7 million and 29 basis points from the fourth quarter of 2015. The increase was primarily driven by an increase in net interest income from our distressed loan portfolio due to timing of collections during the first quarter of 2016 as compared to the fourth quarter of 2015.

For the quarter ended March 31, 2016, we recognized other income of $8.9 million, primarily from the following:

•	Realized gains amounting to $5.5 million from sale and refinancing activity of our distressed residential mortgage loans.

•
Unrealized gains amounting to $0.8 million recognized on our multi-family loans and debt held in securitization trusts, driven primarily by tightening of credit spreads in the second half of the first quarter of 2016.

•	Realized gains of $1.3 million and unrealized losses of $2.5 million on our investment securities and related hedges, respectively, primarily related to our Agency IO portfolio.

•
Other income of $3.1 million from our investments in unconsolidated entities, including our common and preferred equity ownership interests in RB Multifamily Investors LLC (“RBMI”), an entity that invests in commercial real estate and commercial real estate-related debt investments, and our equity interest in RiverBanc.

Total general, administrative and other expenses for the first quarter of 2016 were approximately $9.4 million, down from $9.7 million for the fourth quarter of 2015. Total expenses included base management and incentive fees of $3.5 million and expenses associated with direct operating costs of our distressed residential mortgage loans of $3.2 million.

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended March 31, 2016 (amounts in thousands, except per share):

	Quarter Ended March 31, 2016
	Amount	Shares	Per Share(1)
Beginning Balance	$715,526	109,402	$6.54
Common stock issuance, net	54	7
Balance after share issuance activity	715,580	109,409	6.54
Dividends declared	(26,258)		(0.24)
Net change AOCI: (2)
Hedges	(902)		(0.01)
RMBS	7,799		0.07
CMBS	63		—
Net income attributable to common stockholders	13,726		0.13
Ending Balance	$710,008	109,409	$6.49

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of March 31, 2016 of 109,409,236.

(2)	Accumulated other comprehensive income (“AOCI”).

Conference Call

On Wednesday, May 4, 2016 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three months ended March 31, 2016. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, May 11, 2016 and can be accessed by dialing (855) 859-2056 and entering passcode 97456354. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

First quarter 2016 financial and operating data can be viewed in the Company’s Annual Report on Form 10-Q, which is expected to be filed with the Securities and Exchange Commission on or about May 6, 2016. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT which invests in mortgage-related and financial assets and targets residential mortgage loans, including second mortgages and loans sourced from distressed markets, multi-family CMBS, direct financing to owners of multi-family properties through mezzanine loans and preferred equity investments and other commercial real estate-related investments, Agency RMBS consisting of fixed-rate, adjustable-rate and hybrid adjustable-rate RMBS and Agency IOs consisting of interest only and inverse interest-only RMBS that represent the right to the interest component of the cash flow from a pool of mortgage loans. RiverBanc LLC, The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its targeted asset classes. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality residential ARM loans held in securitization trusts; “distressed residential mortgage loans” refers to pools of performing, re-performing and to a lesser extent non-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to five separate Freddie Mac- sponsored multi-family loan K-Series securitizations.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our condensed consolidated financial statements as of March 31, 2016 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$7,250,585
Multi-family CDOs, at fair value	(6,957,293)
Net carrying value	293,292
Investment securities available for sale, at fair value	59,341
Total CMBS, at fair value	352,633
Mezzanine loan, preferred equity investments and investments in unconsolidated entities	121,111
Financing arrangements	(5,661)
Securitized debt	(83,471)
Cash and other	(879)
Net Capital in Multi-Family	$383,733
A reconciliation of our interest income in multi-family investments to our condensed consolidated financial statements for the three months ended March 31, 2016 is set forth below (dollar amounts in thousands):

Three Months Ended March 31, 2016
Interest income, multi-family loans held in securitization trusts	$63,532
Interest income, investment securities, available for sale (1)	922
Interest expense, multi-family collateralized obligations	57,200
Interest income, multi-family CMBS	7,254
Interest income, mezzanine loan and preferred equity investments (1)	1,393
Interest income in Multi-Family	$8,647

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other.

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; increased rates of default and/or decreased recovery rates on the Company’s assets; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; changes in the Company's relationships with its external managers; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. Furthermore, no assurance can be given that the proposed acquisition described above will be completed on the terms described, or at all, as the completion of the proposed acquisition is subject to a number of possible events, factors and conditions, many of which are beyond the control of the Company. These and other risks, uncertainties and factors, including the risk factors described in the Company’s periodic reports filed with the SEC, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario
Chief Financial Officer
Phone: (646) 216-2363
Email: knario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including $41,490 and $40,734 held in securitization trusts as of March 31, 2016 and December 31, 2015, respectively and pledged securities of $645,267 and $639,683, as of March 31, 2016 and December 31, 2015, respectively)	$794,473	$765,454
Residential mortgage loans held in securitization trusts, net	113,186	119,921
Distressed residential mortgage loans, net (including $0 and $114,214 held in securitization trusts)	537,616	558,989
Multi-family loans held in securitization trusts, at fair value	7,250,586	7,105,336
Derivative assets	288,925	228,775
Receivables for securities sold	1,858	—
Cash and cash equivalents	39,931	61,959
Receivables and other assets	226,369	215,808
Total Assets (1)	$9,252,944	$9,056,242
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$589,919	$577,413
Financing arrangements, residential mortgage loans	216,604	212,155
Residential collateralized debt obligations	110,023	116,710
Multi-family collateralized debt obligations, at fair value	6,957,293	6,818,901
Securitized debt	83,471	116,541
Derivative liabilities	4,998	1,500
Payable for securities purchased	311,250	227,969
Accrued expenses and other liabilities	59,378	59,527
Subordinated debentures	45,000	45,000
Total liabilities (1)	$8,377,936	$8,175,716
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	$72,397	$72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Common stock, $0.01 par value, 400,000,000 shares authorized, 109,409,236 and 109,401,721 shares issued and outstanding as of March 31, 2016 and December 31, 2015, respectively	1,094	1,094
Additional paid-in capital	734,664	734,610
Accumulated other comprehensive (loss) income	4,106	(2,854)
(Accumulated deficit) retained earnings	(24,115)	(11,583)
Total stockholders' equity	$875,008	$880,526
Total Liabilities and Stockholders' Equity	$9,252,944	$9,056,242

(1)
Our consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of March 31, 2016 and December 31, 2015, assets of consolidated VIEs totaled $7,432,157 and $7,413,082, respectively, and the liabilities of consolidated VIEs totaled $7,175,369 and $7,077,175, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2016	2015
INTEREST INCOME:
Investment securities and other	$8,434	$11,344
Multi-family loans held in securitization trusts	63,532	66,300
Residential mortgage loans held in securitization trusts	837	1,180
Distressed residential mortgage loans	8,823	10,161
Total interest income	81,626	88,985

INTEREST EXPENSE:
Investment securities and other	$3,849	$3,463
Multi-family collateralized debt obligations	57,200	60,095
Residential collateralized debt obligations	303	239
Securitized debt	2,131	3,127
Subordinated debentures	501	460
Total interest expense	$63,984	$67,384

NET INTEREST INCOME	$17,642	$21,601

OTHER INCOME (LOSS):
Recovery (provision) for loan losses	$645	$(436)
Realized gain on investment securities and related hedges, net	1,266	1,124
Gain on de-consolidation of multi-family loans held in securitization trust and multi-family collateralized debt obligations	—	1,483
Realized gain on distressed residential mortgage loans	5,548	676
Unrealized loss on investment securities and related hedges, net	(2,490)	(5,728)
Unrealized gain on multi-family loans and debt held in securitization trusts, net	818	13,628
Other income	3,073	2,286
Total other income	$8,860	$13,033

Base management and incentive fees	$3,526	$6,870
Expenses related to distressed residential mortgage loans	3,194	1,884
Other general and administrative expenses	2,640	2,092
Total general, administrative and other expenses	$9,360	$10,846

INCOME FROM OPERATIONS BEFORE INCOME TAXES	$17,142	$23,788
Income tax expense	191	245
NET INCOME	16,951	23,543
Preferred stock dividends	(3,225)	(1,453)
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$13,726	$22,090

Basic income per common share	$0.13	$0.21
Diluted income per common share	$0.13	$0.21
Weighted average shares outstanding-basic	109,402	105,488
Weighted average shares outstanding-diluted	109,402	105,488

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Net interest income	$17,642	$15,991	$18,292	$20,303	$21,601
Total other income (loss)	8,860	(2,055)	20,218	14,645	13,033
Total general, administrative and other expenses	9,360	9,665	9,830	9,139	10,846
Income from operations before income taxes	17,142	4,271	28,680	25,809	23,788
Income tax expense	191	64	3,048	1,178	245
Net income	16,951	4,207	25,632	24,631	23,543
Preferred stock dividends	(3,225)	(3,225)	(3,225)	(3,087)	(1,453)
Net income attributable to common stockholders	13,726	982	22,407	21,544	22,090
Basic income per common share	$0.13	$0.01	$0.20	$0.20	$0.21
Diluted income per common share	$0.13	$0.01	$0.20	$0.20	$0.21
Weighted average shares outstanding - basic	109,402	109,402	109,402	109,252	105,488
Weighted average shares outstanding - diluted	109,402	109,402	109,402	109,252	105,488

Book value per common share	$6.49	$6.54	$6.82	$6.82	$7.03
Dividends declared per common share	$0.24	$0.24	$0.24	$0.27	$0.27
Dividends declared per preferred share on Series B Preferred Stock	$0.484375	$0.484375	$0.484375	$0.484375	$0.484375
Dividends declared per preferred share on Series C Preferred Stock	$0.4921875	$0.4921875	$0.4921875	$0.45391	N/A

Capital Allocation Summary

The following tables set forth our allocated capital by investment type and the related interest income, interest expense, weighted average yield, average cost of funds and net interest spread for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Agency IOs	Multi-Family	Distressed Residential Loans	Residential Securitized Loans	Other	Total
At March 31, 2016
Carrying value	$531,572	$188,251	$473,745	$541,366	$113,186	$32,766	$1,880,886
Net equity allocated	$78,387	$101,895	$383,733	$336,283	$4,295	$(29,585)	$875,008
Three Months Ended March 31, 2016
Average interest earning assets	$573,605	$137,546	$286,051	$561,685	$121,152	$6,736	$1,686,775
Yield on average interest earning assets	1.71%	10.58%	12.09%	6.31%	2.46%	5.11%	5.79%
Less: Average cost of funds	(0.95)%	(2.48)%	(7.29)%	(4.18)%	(1.05)%	—	(2.46)%
Net interest spread	0.76%	8.10%	4.80%	2.13%	1.41%	5.11%	3.33%

At December 31, 2015
Carrying value	$547,745	$175,408	$450,228	$562,303	$119,921	$15,184	$1,870,789
Net equity allocated	$76,277	$108,333	$364,697	$328,037	$4,398	$(1,216)	$880,526
Three Months Ended December 31, 2015
Average interest earning assets	$593,905	$135,430	$281,334	$545,504	$133,721	$2,788	$1,692,682
Yield on average interest earning assets	1.67%	9.40%	12.19%	5.41%	2.17%	4.02%	5.29%
Less: Average cost of funds	(0.90)%	(1.30)%	(7.12)%	(4.22)%	(0.80)%	—	(2.25)%
Net interest spread	0.77%	8.10%	5.07%	1.19%	1.37%	4.02%	3.04%

At September 30, 2015
Carrying value	$596,238	$135,373	$446,659	$512,760	$132,882	$5,842	$1,829,754
Net equity allocated	$106,668	$107,812	$362,959	$296,406	$4,800	$32,003	$910,648
Three Months Ended September 30, 2015
Average interest earning assets	$610,301	$134,765	$264,935	$591,792	$141,400	$2,488	$1,745,681
Yield on average interest earning assets	1.58%	6.89%	12.18%	7.80%	2.33%	4.82%	5.77%
Less: Average cost of funds	(0.88)%	(1.29)%	(7.06)%	(3.94)%	(0.64)%	—	(2.23)%
Net interest spread	0.70%	5.60%	5.12%	3.86%	1.69%	4.82%	3.54%

At June 30, 2015
Carrying value	$609,047	$124,553	$445,222	$584,986	$137,440	$5,951	$1,907,199
Net equity allocated	$100,888	$110,564	$363,679	$269,152	$5,130	$62,036	$911,449
Three Months Ended June 30, 2015
Average interest earning assets	$633,024	$128,086	$263,415	$577,674	$145,667	$32,906	$1,780,772
Yield on average interest earning assets	1.79%	7.31%	11.91%	7.17%	2.37%	38.61%	6.16%
Less: Average cost of funds	(0.87)%	(1.27)%	(7.13)%	(4.00)%	(0.64)%	—	(2.25)%
Net interest spread	0.92%	6.04%	4.78%	3.17%	1.73%	38.61%	3.91%

At March 31, 2015
Carrying value	$643,185	$121,369	$420,474	$572,837	$142,677	$41,226	$1,941,768
Net equity allocated	$95,242	$109,958	$335,145	$240,253	$5,301	$47,860	$833,759
Three Months Ended March 31, 2015
Average interest earning assets	$659,488	$131,589	$265,221	$576,214	$152,013	$30,250	$1,814,775
Yield on average interest earning assets	2.01%	10.84%	11.80%	7.33%	2.29%	36.54%	6.37%
Less: Average cost of funds	(0.85)%	(1.23)%	(7.15)%	(4.03)%	(0.67)%	—	(2.22)%
Net interest spread	1.16%	9.61%	4.65%	3.30%	1.62%	36.54%	4.15%